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                                                                    Exhibit 99.1

                             PITT-DES MOINES, INC.

Town Center One, 1450 Lake Robbins Drive, Suite 400, The Woodlands, TX  77380
                       281-765-4600    FAX: 281-765-4602


                                  NEWS RELEASE
     For further information, contact:  R. A. Byers, Vice President Finance

                          PDM HIRES INVESTMENT BANKER

     THE WOODLANDS, TX, JULY 10, 2000 -- Pitt-Des Moines, Inc. (AMEX: PDM) announced today that it has engaged the firm of Tanner & Co., Inc. as the Company's financial advisor, to assist the Company's Board of Directors' consideration of strategic alternatives to enhance shareholder value, including the potential sale or other disposition of part or all of the Company.

     Pitt-Des Moines, Inc. is a 108-year-old diversified company that operates in two business segments: Heavy Construction and Steel Distribution. The company's Heavy Construction business designs and builds tanks and systems for liquid and low-temperature cryogenic storage, fabricates steel bridges, fabricates and erects steel structures for buildings, and designs and builds water storage systems. PDM Steel Service Centers distribute and provide value-added processing for a full line of heavy carbon steel products through eight steel service centers and three culvert pipe facilities.


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